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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             HMI INDUSTRIES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, no par value, of Bliss Manufacturing Company ("Bliss Common Stock")

     (2) Aggregate number of securities to which transaction applies: 900 shares of Bliss Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $31,250,000, determined in accordance with Rule 0-11(c)(2)

     (4) Proposed maximum aggregate value of transaction: $31,250,000

     (5) Total fee paid: $6,300

[X]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $6,300

     (2) Form, Schedule or Registration Statement No.: Schedule 14A

     (3) Filing Party: HMI Industries Inc.

     (4) Date Filed: January 16, 1998; February 24, 1998; March 10, 1998

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                               HMI INDUSTRIES INC.
                               3631 PERKINS AVENUE
                              CLEVELAND, OHIO 44114
                                 (216) 432-1990


                                                                  March 24, 1998
Dear Fellow Stockholder:

         We mailed you a Proxy Statement and accompanying proxy on March 13, 1998, relating to, among other things, a proposal to approve and adopt a Stock Purchase Agreement pursuant to which the Company will sell all of the shares of Common Stock owned by it of Bliss Manufacturing Company for a purchase price of $31,250,000, subject to certain adjustments. Please see the Proxy Statement for a more complete description of this proposed sale. Terms capitalized in this letter are defined in the Proxy Statement. The Company wishes to provide additional information to clarify certain aspects of the fairness opinion rendered by McDonald & Company Securities, Inc.

         In connection with the proposed sale, the Proxy Statement sets forth a fairness opinion rendered by McDonald & Company Securities, Inc. and a description of the financial and other analyses on which the fairness opinion was based. Included in that description was an analysis of selected acquisition transactions on page 18 of the Proxy Statement. In connection with that analysis, McDonald reviewed 33 acquisition transactions that met certain criteria described in the Proxy Statement. McDonald then analyzed the multiples of LTM sales, EBITDA, EBIT, and book value represented by the purchase price paid in the acquisition transactions it reviewed. With respect to the analysis of these acquisition transactions, the Company wishes to provide the following additional disclosure:

         McDonald reviewed each of the 33 acquisition transactions and analyzed, to the extent relevant data was available, each transaction with respect to multiples of LTM sales, LTM EBITDA, LT EBIT, and book value. Of these 33 acquisition transactions, relevant data was available as follows:

         (i)      LTM sales:  for all 33 acquisition transactions;

         (ii)     LTM EBITDA:  for 20 acquisition transactions;

         (iii)    LTM EBIT:  for 28 acquisition transactions; and

         (iv)     Book Value:  for 24 acquisition transactions.

         In cases where relevant data was available for fewer than the 33 acquisition transactions, relevant data was sought by McDonald but was not publicly disclosed or otherwise available to McDonald.

         With respect to its financial analyses, the Proxy Statement discloses that McDonald made certain deductions from the enterprise value of Bliss relating to SFAS 106 Provision and environmental costs, among other adjustments discussed on pages 17, 18 and 19 of the Proxy Statement. With respect to this matter, the Company wishes to make the following additional disclosure:

         The book value of the SFAS 106 liability was approximately $4.4 million as of December 31, 1997. McDonald used a deduction of $1 million for the SFAS 106 Provision based on the negotiated reduction of the purchase price with Buyer. Similarly, with respect to environmental costs, McDonald deducted $250,000 based on the negotiated reduction of the purchase price adjustment with Buyer.


                                           Mark A. Kirk
                                           President, Chief Operating Officer
                                              and Chief Financial Officer